                    U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    Form 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report   (Date of earliest event reported)  March 4, 1997

                           GATEWAY ENERGY CORPORATION
                 ----------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)


     Delaware                          1-4766                    44-0651207
     ----------------------------------------------------------------------
            (State Or Other Jurisdiction Of (Commission (IRS Employer Incorporation Or Organization) File No.) Identification Number)


                          10842 Old Mill Road, Suite #5
                                Omaha, NE  68154
           ----------------------------------------------------------
              (Address Of Principal Executive Offices)  (Zip Code)


                                 (402) 330-8268
           -----------------------------------------------------------
              Registrant's Telephone Number, Including Area Code:


                                 Not Applicable
            --------------------------------------------------------
         (Former Name Or Former Address, If Changed Since Last Report.)

                                    FORM 8-K

Item 1.   Changes in Control of Registrant

               Not Applicable

Item 2.   Acquisition or Disposition of Assets

               Not Applicable

Item 3.   Bankruptcy or Receivership.

               Not Applicable

Item 4.   Changes in the Registrant's Certifying Accountant.

               Not Applicable

Item 5.   Other Events

               The Company announced at its last Annual Stockholders Meeting, and in consultation with Growth Capital Partners, Inc., the Company's investment banker, a proposed recapitalization of the Company ("Recapitalization"). The Recapitalization included two steps.
          First, pursuant to an Information Statement dated January 13, 1997, the Company solicited the consent of the holders of Common Stock to adopt an amendment to the Company's Restated Certificate of Incorporation to: (i) effect a 1 for 25 reverse stock split of the outstanding Common Stock of the Company; (ii) decrease the authorized Common Stock of the Company from 75,000,000 shares to 10,000,000 shares; and (iii) decrease the authorized Preferred Stock from 1,750,000 to 10,000 shares. Filing of the Restated Certificate of Incorporation to effectuate adoption of the amendment was contingent upon the Company completing the second step of the Recapitalization which included the adoption, by each of the outstanding nine series of Preferred Stock, of an Amended and Restated Certificate of Designation to allow for the mandatory redemption of a portion and the mandatory conversion of the remaining portion, of all outstanding Preferred Stock. Upon completion of the second step of the Recapitalization, the Preferred Stock outstanding would be redeemed and converted into other securities, including Common Stock, Subordinated Debt, and Common Stock Purchase Warrants (collectively the "Recapitalization Securities").

               The Company received the required vote from the holders of Common Stock to adopt the amendment to the Restated Certificate of Incorporation on January 31, 1997. The Company received the required vote from each series of Preferred Stock to adopt Amended and Restated Certificates of Designation for each series of Preferred Stock on February 28, 1997. The 1 for 25 reverse stock split was effected by the Company on March 4, 1997, the date the Restated Certificate of Incorporation was filed with the Delaware Secretary of State.

               Pursuant to the second step of the Recapitalization, notice of the approval of the second step of the Recapitalization was sent to holders of Preferred Stock on March 3, 1997. Each holder of Preferred Stock has fourteen (14) days from March 3, 1997 to elect to convert any or all of their Preferred Stock into Common stock of the Company at the conversion price set forth in each original Certificate of Designation, or to elect to take the Recapitalization Securities.

               As of March 10, 1997, the Company is unable to calculate with any certainty the number of elections it will receive from holders of Preferred Stock in the fourteen (14) day election period to convert Preferred Stock into Common Stock. Based upon calculations as of February 28, 1997, the Company has determined that it is likely it will be unable to honor all elections to convert Preferred Stock to Common Stock because the Company does not have enough Common Stock authorized.

               The Board of Directors adopted a resolution on February 27, 1997 proposing to the holders of Common Stock an additional amendment to the Restated Certificate of Incorporation to authorize an increase in Common Stock from 10,000,000 to 17,500,000 shares. Most of the additional shares will be used to allow the Company to honor all elections made by holders of Preferred Stock to convert to Common Stock in lieu of taking the Recapitalization Securities. The remaining newly authorized shares may be used by the Company for future acquisitions.

Item 6.   Resignations of Registrant's Directors

               Not Applicable

Item 7.   Financial Statements and Exhibits.

          22.10 Solicitation of Consent of Common Stockholders and Related Information Statement, dated January 13, 1997, filed herein by reference.

           22.11 Solicitation of Consents of Preferred Stockholders and Related Information Statement, dated February 12, 1997.

Item 8.   Change in Fiscal Year

               Not Applicable

Item 9.   Sales of Equity Securities Pursuant to
          Regulation S.

               Not Applicable




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   GATEWAY ENERGY CORPORATION



                                        /s/ Neil A.Fortkamp
                                   ---------------------------------
                                   Chief Financial Officer

     March 11, 1997
------------------------
(Date)